As filed with the Securities and Exchange Commission on _______________, 1996,
                                   Registration No. 33-______________




                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.   20549
                              _____________

                                FORM S-8
                         Registration Statement
                                  Under
                 The Securities Act of 1933, as amended.
                              _____________

                         U. S. TECHNOLOGIES INC.
           (Exact name of registrant as specified in charter)

         Delaware                                       73-1284747
    (State of other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                 Identification
Number)

                          1402 Industrial Blvd.
                         Lockhart, Texas   78644
                             (512) 376-1049
(Address and telephone number of registrant's principal executive offices and place of business)

                             William Meehan
                  President and Chief Executive Officer
                         Lockhart, Texas   78644
                             (512) 376-1049
           (Name, address and telephone of agent for service)

 Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             Jack D. Bryant
                            7404 Napier Trail
                           Austin, Texas 78729
                             (512) 219-7232

    Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividends or interest reinvestment plans, check the following line:______

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: x
              CALCULATION OF REGISTRATION FEE



Title of each class        Amount       Proposed     Propose
d                  Amount of
of securities to   to be   maximum      aggregate   Registra
tion
be registered     registered       offering price (1)  offer
ing price(1)      fee(1)




Common Shares, $0.02
par value per share,
issuable upon exercise
of stock options by
Selling Shareholders600,000* $0.165    $99,000.00   $250.00





Totals          600,000      $0.165    $99,000.00   $250.00


____________________________________________________________
_________________

[1] Based upon the mean between the closing bid and ask prices for the Common Shares on November 8, 1996, in accordance with Rule 457(c).

PROSPECTUS

U. S. TECHNOLOGIES INC.
600,000 Common Shares,
$0.02 per value per share

     All of the $0.02 par value common shares (the "Common Shares") of U. S. Technologies Inc. (the "Company") are issuable upon exercise of stock options ("Options") to be issued by the Company to its officers, directors, employees and/or consultants. The Options will be issued to such individuals and/or entities pursuant to written benefit plans maintained by the Company. The Company will not receive any proceeds from the sale of the Common Shares sold by Shareholders, although the Company will receive the exercise price payable upon any exercise of the options.

     A total of 600,000 Common Shares registered hereunder are issuable upon exercise of stock options issued by the Company under its Nonqualifying Stock Option Plan (the "Plan") to employees, directors, and/or other persons associated with the Company whose services have benefitted the Company. An aggregate of 600,000 Common Shares underlie the options, none of which are presently outstanding, but will be for a period of ten (10) years from the date of grant. Options must be issued within ten (10) years from April 30, 1996. The exercise price will be determined by the Board of Directors of the Company.

     The Company's Common Shares are listed with the National Association of Securities Dealer, Inc. (NASD) and traded on the OTC Bulletin Board. On November 8, 1996, the last reported sales price for the Common Shares as reported on the OTC Bulletin Board was $0.15 and $0.18 asked.

     THE SECURITIES  OFFERED HEREBY INVOLVE A HIGH DEGREE OF
RISK, IMMEDIATE  SUBSTANTIAL DILUTION,  LIMITED  OPERATIONS,
OPERATING LOSSES,  AND CONTINUING  NEED FOR WORKING CAPITAL.
See "Risk Factors."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November 12, 1996.

As of the date of this Prospectus, none of the common Shares underlying the Options described herein have been issued.

     The Company  anticipates  that  upon  exercise  of  the
Options, of which there is no assurance, sales by the holders thereof may be effected from time to time, by or for the accounts of the Selling Shareholders, on the OTC Bulletin Board Automated Quotation System ("OTCBB") or in the over-the-counter market, in negotiated transactions, or otherwise. Sales will be made through broker/dealers acting as agents for the Selling Shareholders or to broker/dealers who may purchase the Common Shares as principals and thereafter sell the shares from time to time on the OTC Bulletin Board, in the over-the-counter market, in negotiated transactions, or otherwise. Sales will be made either at market prices prevailing at the times of the sales or at negotiated prices. See "Plan of Distribution."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (herein collectively, the "Form 10-K"); and, the Company's Form 8-A Registration Statement filed with the Commission on June 11, 1987 (File No. 0-15960) filed under the Securities Exchange Act of 1934, are hereby incorporated in this Prospectus by reference, and all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein, shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporation by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. The Company will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any or all documents incorporation by reference in this Prospectus. Requests for such copies should be directed to William Meehan, President, U.S. Technologies Inc., (1) if by telephone to (512) 376-1049, or (ii) if by mail to P.O. Box 697, Lockhart, Texas 78644.

                        THE COMPANY

General Development of Business

     U. S. Technologies Inc. (the "Company") was incorporated on September 9, 1986, in the State of Delaware as CareAmerica Inc. From time to time the term "Company" as used herein refers to U.S. Technologies Inc. by itself or to collectively refer to U. S. Technologies Inc. and some or all of its subsidiaries, past and present. The Company was formed to furnish in-home medical care services. On April 14, 1987, the Company completed a public offering of 660,000 units, each unit consisting of one share of Common Stock and one Redeemable Warrant, each separately transferable immediately upon issuance. The foregoing reflects a 1 for 5 reverse split of the Registrant's Common Stock, Warrants and Options which took place on February 8, 1993, and assumes no additional shares issued in respect of any fractional shares which may have resulted from the reverse split.

     In 1987 the Company changed business direction from the medical industry to electronics. On September 1, 1988, the Company moved its corporate headquarters from Kansas City, Missouri, to Austin, Texas. The Company's decision to move its headquarters to Austin, Texas, was made in order to more effectively monitor the day-to-day activities of its Subsidiaries. The management of the Company felt that maintaining offices in Kansas City, Missouri, when its operating Subsidiaries were in Austin, Texas, was an unnecessary expense for the Company.

     On July 14, 1989, the shareholders of the Company approved a proposal to change the name of the Corporation from CareAmerica Inc. to U.S. Technologies Inc. On July 14, 1989, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware causing the name of the corporation to be changed to U.S. Technologies Inc. Effective with the start of business July 17, 1989, the Company's Common Stock traded on the over-the-counter market and listed on the National Association of Securities Dealers Automated Quotations (NASDAQ) System. The trading symbol was changed to USXX.

     Prior to June, 1994, the Company owned three (3) additional subsidiaries which had been in operation for several years: American Microelectronics Inc. ("AMI"), Republic Technology Corporation ("Republic"), and U.S. MicroLabs Inc. ("MicroLabs"). AMI was in the electronics contract manufacturing business. Republic was in the business of designing and marketing personal computers. MicroLabs had been inactive for several years, but had at one time been in the business of developing and marketing software. AMI was the largest secured creditor of Republic. The Company was the largest secured creditor of AMI. In

June, 1994, AMI foreclosed on its security interest in Republic and accepted an assignment of all of Republic's assets (all of which were covered by AMI's security agreement) in satisfaction of Republic's debts to AMI. Subsequent thereto the Company foreclosed on its security interest in AMI and accepted an assignment of AMI's assets (that were covered by the Company's security agreement) in satisfaction of AMI's debts to the company. The Company made a capital contribution of the foreclosed assets to the newly formed company, Lockhart Technologies, Inc., "LTI" in exchange for all of the capital stock of that company. After the foreclosures, the Company sold all of its interest in AMI, Republic, and MicroLabs for a total consideration of $1,758.

     The Company presently has two wholly owned subsidiaries: Lockhart Technologies, Inc., a Texas corporation ("LTI") and Newdat, Inc., an Arizona corporation ("Newdat"). Newdat owns an eighty percent (80%) interest in SensonCorp Limited, an Arizona corporation ("Senson"). The Company acquired Newdat on January 23, 1995, in exchange for 7,053,728 shares of the Company's common stock.

     LTI was incorporated on June 29, 1994. LTI was capitalized by the Company by the contribution of certain assets, tangible and intangible, which the Company received through its foreclosure of AMI. The assets were valued at $1,764,580. LTI operates an electronics contract manufacturing facility located inside a minimum security prison facility located in Lockhart, Texas. LTI has an Industry Work Program Agreement (the "IWPA"), which includes a lease agreement, with Wackenhut Corrections Corporation, The Texas Department of Criminal Justice, Division of Pardons, and Paroles and the City of Lockhart, Texas. The IWPA and Lease were assigned to LTI by American Microelectronics Inc., a corporation formerly owned by the Company. Wackenhut Corrections Corporation has not yet formally ratified the assignment of the IWPA from American Microelectronics Inc. to LTI, but has continued full cooperation with LTI over the past 28 months. The Industry Work Program Agreement provides and encourages LTI to recruit and hire qualified employees from the 500 male residents presently in this facility. Prospective resident employees are provided vocational and educational training by Wackenhut and the Texas Department of Criminal Justice, Division of Pardons and Paroles tailored to the Company's specifications. The Company is required to pay resident employees at a rate prevailing in the area for similar work, but at no time less the Federal Minimum Wage rate. The lease agreement provides for approximately 27,800 square feet of manufacturing and office space through January 31, 1997 and provides for automatic three year extensions unless notification is given by either party at least six months prior to the expiration of each term. LTI has been notified by Wackenhut that it wishes to review the terms of the second three year lease in the near future. The Company does not anticipate any material changes in the terms of the renewal option. The lease provides for annual rental rates of $1 per year for the primary term and the first automatic three year extension.

     On September 5, 1996, the Company was notified by NASDAQ that effective September 6, 1996, the Company's securities would be deleted from the Nasdaq Small Cap Market because the Nasdaq Listing Qualifications Panel lacked confidence in the Company's short term plan to maintain compliance with the listing requirements. The Company's securities are presently trading on the OTC Bulletin Board under the same trading symbol "USXX".

Principal Products, Services and Revenue Sources

     The Company furnishes direction, administrative and consulting services to its Subsidiaries, and raises funds as appropriate for their operation and expansion.

     LTI  offers   contract   manufacturing   services   for
electronic circuit boards. LTI does not manufacture the actual circuit boards; LTI purchases them from board manufacturers. Electrical components placed on the boards are furnished by LTI's customers in kit form or purchased directly from electrical supply houses or parts manufacturers. LTI places the components on the board, solders the connections and, if requested, tests the assembled board. LTI also performs electro-mechanical assembly.

     The electronic circuit board is the basic element for manufacturing electronic circuitry today. Individual electrical components such as resistors, capacitors and solid state devices are mounted on the circuit board. Such electrical components are "packaged" as "through-hole" or "surface mount" devices. Through-hole components have wire leads which are placed through holes on the board. The wire leads are soldered to the board on the reverse side. Surface mount components are smaller and have much shorter leads or metallic ends which are soldered directly to small metal pads on top of the board.

     LTI's services may be used by any business that uses electronic circuit boards. LTI presently assembles products utilized in computers, computer peripherals, security and communications systems, medical equipment and electronic testing devices. LTI markets its services through two (2) in-house salespeople and five manufacturing representative sales people. It has increased the sales force by 350% over the past six months and is attempting to expand its contract manufacturing business by including larger runs and turnkey operations.

     Newdat, Inc. is an Arizona corporation which has developed to market ready status a device for measuring (in real time during production) the thickness of coatings on wire, e.g., measuring the thickness of the zinc coating on galvanized wire. This device has wide ranging alternative applications. For example it can also be used to detect flaws in wire and cable during production or while in use, e.g., elevator or ski lift cables. Newdat is also developing a high speed tape backup unit for computers, utilizing a helical scan technology. Newdat also owns an eighty percent (80%) interest in SensonCorp Limited "Senson" which is presently marketing a line of environmentally friendly chemical coatings developed by a major Australian chemical company. Senson has exclusive rights to manufacture and market these products in North America. The coatings have a variety of applications, all with non toxic anti-corrosion capability using vapor phase corrosion
inhibitors.     Over  the  past  half  year,  the  Company's
management has consolidated much of Newdat's engineering business in Lockhart as a control measure and cost saving exercise.

The Company successfully concluded an agreement in the third quarter of 1996 to acquire an 85% ownership interest in the QuakeAlarm technology from Komen Holdings Pty., a new South Wales Holding Company in exchange for 3,536,000 shares of the Company's common stock. This technology, which has been developed and prototyped, is a fully integrated early warning earthquake alarm that can detect the first sign of an imminent earthquake. The QuakeAlarm can alert the user before humans begin to feel the earthquake by sensing the quake's "P" (primary) wave, which precedes the "S" (shock) waves which cause the damage. The purchase of the majority ownership gives the Company exclusive manufacturing and marketing right to the product worldwide. The Company plans to commence production of the QuakeAlarm immediately and market this product through several marketing representatives worldwide.

Another potential business opportunity for LTI is a product which it has developed on behalf of a customer. The product is an energy saving device which has been developed for a local company and is presently in field testing. The product offers LTI the opportunity to undertake long production run work which will enable combining the building of circuit boards and coils with electro-mechanical assembly.

LTI has entered into an exclusive three year agreement with an Austin, Texas, original computer equipment manufacturer "OEM" for the assembly, testing and shipping to end users a new line of computers using the MAC operating system. The OEM estimated that approximately 60,000 units will be produced during the first year of the contract and approximately 120,000 units during the second year.

Raw Materials

     Some of the components and raw materials used by the Company's subsidiaries are available from a limited number of suppliers and/or are susceptible to non availability due to periodic shortages. While component purchasing lead times are improving due to greater competition. In some instances there may be lead times of several months or longer to obtain and sustain an adequate supply of components. While parts are generally available, delays in obtaining some parts could jeopardize orders and increase the cost of operations for LTI and Newdat. LTI has experienced prolonged or significant shortages in the past. However, from time to time parts shortages may be expected to cause temporary delays in production of some products. Senson's raw materials include chemical stocks which are generally available and management does not presently anticipate any restrictions or delays in production due to shortages in raw materials.

Patents, Trademarks, Licenses, Franchises and Concessions

     The Company and LTI do not have any patents, trademarks, licenses, franchises or concessions; however, they may apply for some in the future. Because of the rapid pace of technological change, the Company believes that copyright, trademark and other legal protections are less significant in its industry than such factors as innovative skills, technological expertise and marketing abilities.

     Newdat, Inc. holds U.S. and Canadian patents relating to its wire measurement technology. These patents; covering the same technology, reveal a new technology for measuring the thickness of zinc and similar coatings on wire as well as nondestructive electromagnetic testing of other properties of wire. It is difficult to ascertain the value of these patents. The novel parts of the device are its ability to sense changes in external and internal structures, including the on-line measurement of metallic coating being applied to wire. The Company believes that the rapid pace of change in high technology fields today makes the ability to continuously innovate and develop new technologies as important in some instances as the patents themselves.

     Senson's conformal coatings are widely protected by patents, in particularly the "phased" emission of VPCI's from the coatings.

Working Capital Practices

     The Company's subsidiaries are discouraged from carrying excess quantities of raw materials or purchased parts because most of their products are produced to demand; therefore, components and parts can usually be ordered as needed. LTI has an agreement which allows one of its suppliers to purchase materials from LTI's inventory when they have needs for certain items. This procedure is to be extended to other customers and known users of certain of LTI's inventory. In a determined effort to limit inventory holdings, LTI has introduced a heavy hand in its write-off program and has made a allowance for a $395,000 complemented with a determination to find buyers for slow moving items. LTI offers selected customers a 2% discount if bills are paid within ten days.

Dependence on Customers

     LTI has broadened its customer base during 1995 and 1996 and is less dependent on key customers than previously. However, it is now seeking longer production runs than in the recent past and if it is successful, dependence on one or more customers is inevitable. The loss of any one of such customers would have a material adverse effect on LTI and the Company. Management believes that this situation will abate as LTI's customer base expands.

Backlog

     At October 31, 1996, LTI's backlog (which represents that portion of outstanding contracts not yet included in revenue) was approximately $1,140,000. It is anticipated that 100% of the backlog will be delivered before April 30, 1997.

     At October 31, 1996, Newdat had no backlog as the wire measurement devices have not passed through their Beta site testing phases, and are therefore not offered for sale.

     At October 31, 1996, Senson's had no backlog and at this time Senson should be able to meet its marketing needs as the Company manufactures in large batches.

     Because LTI and Newdat receive price commitments from their vendors, their costs normally do not increase relative to backlog orders. Engineering changes in products by any of LTI's customers or other events beyond the control of LTI could result in the cancellation or suspension of some of LTI's present backlog.

Competitive Conditions

     LTI, Newdat and Senson are in competition with a large number of firms. Most of their competitors are substantially larger and have greater financial resources. LTI's business is capital intensive, i.e., a significant investment in equipment is necessary. The greater financial resources of many of LTI's competitors gives those competitors an advantage over LTI. Newdat and Senson have products which face competition from other products. The Company believes the products of Newdat and Senson have features and qualities which give them a competitive advantage. However, the existing control of the market place by their competitors and the financial resources which such competition can apply to their competitive marketing efforts are significant negative factors against the ability of Newdat and Senson to successfully complete in their markets. Positive factors pertaining to LTI's competitive position are the experience of LTI's new management team and what LTI believes is its ability to address the growing need for mixed technology circuit boards, i.e., circuit boards containing both through-hole and surface mount components. LTI has automated equipment for the assembly of circuit boards using surface mount and through-hole components. However, LTI's surface mount equipment is limited in capacity. If LTI is able to sustain and increase its volume of business, further investments in capital equipment will be required. The Company will require additional debt and/or lease financing to acquire additional equipment and expanded receivables financing to fund any growth in sales. Terms of possible lease agreements and/or the cost of borrowed funds may be prohibitive.

Research and Development Activities

     Newdat acquired products of which one had already been developed. Newdat is limiting further research and development to support the latest possible entry of its proprietary products into market, and then the support and enhancement of those products in the field.

Number of Persons Employed

     As of  October 31,  1996, the  Company had two salaried
employees.   Several employees  of LTI devoted a significant
portion of their time to the affairs of the Company.

     As of  October  31,  1996,  LTI  had  approximately  69
regular employees. LTI employees include residents from the minimum security prison facility where the Company is located.

     As of October 31, 1996, Newdat had no employees.

     As of October 31, 1996, Senson had 1 part time employee.

     None of  the Company's  employees are  represented by a
union.   The Company believes that its relationship with its
employees is good.

Regulation

     The Company is subject to Food and Drug Administration ("FDA") regulations relating to medically related devices which its subsidiary, LTI manufactures. These regulations are generally applicable to companies producing medical electronics. The products that are subject to FDA regulation are not a significant portion of LTI's business. All of the Company's subsidiaries are subject to OSHA.


                      USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Shares by the Grantees of the options. However, the Company may receive proceeds from exercise of the Options, of which there is no assurance. All net proceeds received by the Company from exercise of the Options shall be added to working capital of the Company and utilized for any valid corporate purpose. It is presently anticipated that the proceeds may be utilized for payment of outstanding accounts payable and general and administrative expenses.

RISK FACTORS

     The purchase of these securities involves a high degree of risk. Prospective investors should carefully consider the following factors, among others set forth in this Prospectus, before making a decision to purchase the Common Shares offered hereby.

     1. Going Concern. The Company incurred significant losses during the years ended December 31, 1995, 1994 and 1993 and had a working capital deficiency at December 31, 1993. The Company's auditors, Brown, Graham & Company P.C., have rendered a "going concern" opinion in its report. The Company's consolidated financial statements have been presented on the basis that the Company is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's continued existence is dependent upon its ability to resolve its liquidity problems, which it plans to resolve principally from profitable operations, accounts receivable based borrowing, long-term debt or equity financing and the continued support and forbearance of its vendors and creditors. (See Risk Factors - Future Capital Needs and Possible Loss of Facilities)

     2. NASDAQ Maintenance Requirements - the Common Stock and Redeemable Warrants have been deleted from the Nasdaq SmallCap Stock Market. The Company's Common Stock was deleted effective September 6, 1996, because the Common Stock was trading at $.125 per share, which was below the required minimum bid price of $1.00 per share. Although, the Company did meet the alternative minimum bid price test requirement of $2,000,000 in capital and surplus and
$1,000,000 in market value of public float the Nasdaq Listing Qualifications Panel was of the opinion that the Company's plan to ensure long term compliance did not convince them that the Company would be able to continue meeting the minimum requirements. The company has requested that the Review Committee of the Nasdaq Listing and Hearing Review Committee review this decision and reverse their decision. As of this date no determination has been made by the review committee. The Common Stock is presently trading on the OTC Bulletin Board.

Broker/Dealer Sales of the Company's Securities on the OTC Bulletin Board are subject to Securities and Exchange Commission Rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). The Company's Redeemable Warrants and Common Stock are subject to these rules. For transactions covered by the Rules, the broker/dealer must make a special suitability determination for the purchaser, and receive the purchaser's written agreement to the transaction prior to the sale, deliver a notice to the customer of the hazards involved in investing in such securities, and comply with additional regulations which became operative on January 3, 1993. Consequently, the Rule may affect the ability of broker/dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

     3.   Operating Losses.   The  Company has accumulated a
deficit of  $8,345,220 since  its inception through the year
ending December  31, 1995.   There  is no assurance that the
Company will operate profitably in the future.

     4.   Absence of  Dividends.   No  dividends  have  been
declared or  paid by  the Company  on its Common Stock.  The
Company intends to devote all available funds to the operation of its business and, accordingly, does not intend to pay any cash dividends in the foreseeable future.

     5. Future Capital Needs. The circuit board contract assembly business is capital intensive. LTI, the Company's principal Subsidiary, has need for replacement of some of its surface mount equipment to remain competitive with some of its competition. LTI is presently seeking some of this equipment and is also attempting to finance this equipment. If LTI is unable to finance the equipment, such an event could have a material adverse impact on the Company's future operations and its ability to compete in the industry. If LTI increases its volume of business, further investments in capital equipment or replacement thereof and facilities expansion may be required. There can be no assurance that additional financing will be available on favorable terms.

     6.   Competition.   The  Company  has  competitors  and
potential competitors, many of whom may have considerably greater financial and other resources than the Company.

     7. Product Development. The Company and LTI do not have any patents, trademarks, licenses, franchises or concessions; however, they may apply for some in the future. Because of the rapid pace of technological change, the Company believes that copyright, trademark and other legal protections are less significant in its industry than such factors as innovative skills, technological expertise and marketing abilities.

     Newdat, Inc. holds U.S. and Canadian patents relating to its wire measurement technology. These patents; covering the same technology, reveal a new technology for measuring the thickness of zinc and similar coatings on wire as well as nondestructive electromagnetic testing of other properties of wire. It is difficult to ascertain the value of these patents. The novel parts of the device are its ability to sense changes in external and internal structures, including the on-line measurement of metallic coating being applied to wire. The Company believes that the rapid pace of change in high technology fields today makes the ability to continuously innovate and develop new technologies as important in some instances as the patents themselves.

     Senson's conformal coatings are widely protected by patents, in particularly the "phased" emission of VPCI's from the coatings.

     8.   Possible Shortage of Working Capital to Market New
Product. Senson and Newdat have no working capital of their own and will have to rely upon the Company or intercompany loans from LTI to market its new product.

     9. Product Protection. The Company and LTI do not have any patents, trademarks, licenses, franchises or concessions; however, they may apply for same in the future. The Company believes that copyright, trademark and other legal protections are less significant in its industry than such factors as innovative skills, technological expertise and marketing abilities.

     Newdat, Inc. holds U.S. and Canadian patents relating to its wire measurement technology. These patents; covering the same technology, reveal a new technology for measuring the thickness of zinc and similar coatings on wire as well as nondestructive electromagnetic testing of other properties of wire. It is difficult to ascertain the value of these patents. The novel parts of the device are its ability to sense changes in external and internal structures, including the on-line measurement of metallic coating being applied to wire. The Company believes that the rapid pace of change in high technology fields today makes the ability to continuously innovate and develop new technologies as important in some instances as the patents themselves.

     Senson's conformal coatings are widely protected by patents, in particularly the "phased" emission of VPCI's from the coatings.

     10.  Backlog.       At October  31, 1996, LTI's backlog
(which represents that portion of outstanding contracts not yet included in revenue) was approximately $1,140,000. It is anticipated that 100% of the backlog will be delivered before April 30, 1997.

     At October 31, 1996, Newdat had no backlog as the wire measurement devices have not passed through their Beta site testing phases, and are therefore not offered for sale.

     At October 31, 1996, Senson's had no backlog and at this time Senson should be able to meet its marketing needs as the Company manufactures in large batches.

     Because LTI and Newdat receive price commitments from their vendors, their costs normally do not increase relative to backlog orders. Engineering changes in products by any of LTI's customers or other events beyond the control of LTI could result in the cancellation or suspension of some of LTI's present backlog.

     11. Importance of Volume Production. The business of the Company's principal Subsidiary, LTI, is the contract assembly of surface mount, through-hole and mixed technology circuit boards. That business is capital intensive, requiring a substantial investment in automated equipment. Hence, the Company has significant fixed costs. Because of these fixed costs, the Company must have a significant volume of work to cover manufacturing costs and to sustain profitability. In this regard, production problems or planning misjudgments could have a material adverse effect on the Company.

     12. Raw Materials. Some of the components and raw materials used by LTI and Senson are available from only one supplier and/or are subject to unavailability due to general shortages. In some instances, there may be lead times of several months or longer to obtain and sustain an adequate supply of components. While parts are generally available, delays in obtaining some parts can jeopardize orders and increase the Company's cost of operations.

     13.   Reliance on  a  Few  Customers.    The  Company's
principal Subsidiary, LTI, is largely dependent on a few customers for a significant portion of its cash flow. The loss of any one of these customers may have a material adverse impact on the Company.

     14. Dependence on Key Personnel. The success of the Company depends, in part, on the continued availability of the executive officers, senior staff members and key technical employees of its Subsidiaries. The unavailability of certain of these people, or the Company's inability to attract and retain other key employees, could severely affect the Company's ability to carry on its business. There is no assurance that these officers or employees will remain with the Company or that the Company will be able to attract and retain other key employees.

     15. Effect of Possible Bankruptcy, Reorganization or Similar Proceeding. In the event of a bankruptcy, reorganization or similar proceeding, the purchasers of the shares offered pursuant to this Prospectus could lose their entire investment, even if the Company were to survive.

     16.   Litigation  Involving  the  Company.    There  is
litigation pending against the Company and some of its subsidiaries.

     17. Shares Eligible for Future Sale. As of the date of this Prospectus, the Company has issued and outstanding
21,257,263 shares of Common Stock. 18,742,737 are authorized but unissued at this time.

     18. Shares Issuable Upon Exercise of Redeemable Warrants. In connection with a public offering, the Company issued and sold 660,000 Common Stock Purchase Warrants (the "Redeemable Warrants") to purchase 660,000 shares of the Company's Common Stock at $10.00 per share at any time until 5:00 p.m., Denver, Colorado, time on April 14, 1992, (the "Warrant Expiration Date") unless extended by the Company. (By action of the Board of Directors the expiration date of the Redeemable Warrants was extended through December 31,
1996). The Redeemable Warrants expire after the Warrant Expiration Date. The Redeemable Warrants are redeemable by the Company upon 30 days notice at any time upon the payment of a redemption premium of $0.005 per Redeemable Warrant provided that, prior to such redemption, the shares of Common Stock have traded in the public market for a period of not less than twenty (20) consecutive trading days at a closing bid price of not less than $12.50. Upon the redemption of the Redeemable Warrants, if the holder does not exercise the Redeemable Warrants, the Redeemable Warrants will lose all value. There is no assurance that the Company's Common Stock will ever trade at a level high enough to cause the exercise of the Redeemable Warrants. The exercise of the Redeemable Warrants will result in additional shares of Common Stock being issued with a resulting dilution in the interests of other shareholders and could adversely affect the market price of the Common Stock.

     19. Possible Income Tax Consequences Upon Expiration of Any Unexercised Warrants. The Internal Revenue Service has taken a position that upon the expiration of warrants which were not exercised, the issuer of the warrants should realize taxable income in the year of expiration in an amount equal to the consideration received upon issuance of such warrants. If this position should prevail in the courts, the Company may become liable for federal income taxes on the amount of the proceeds realized from the sale of the Redeemable Warrants which expire unexercised.

     20. Possible loss of Facilities. LTI's operations are located in a minimum security prison facility under a lease agreement with Wackenhut Corrections Corporation, The Texas Department of Criminal Justice, Division of Pardons and Paroles and the City of Lockhart, Texas, to lease approximately 27,800 square feet of manufacturing and office space under an operating lease through January 31, 1997 and provides for an automatic three year extension. LTI has been notified by Wackenhut that they wish to renegotiate the terms of the second renewal option period. These negotiations will take place within the next thirty days. The Company does not anticipate that the terms of the contract will change materially. However, if the company were not able to renegotiate reasonable terms or was forced to vacate the current premises, this would have a material adverse impact on the Company.

FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

PLAN OF DISTRIBUTION

     Upon the exercise of any of the Options, sale of shares may be effected from time to time in transactions (which may include block transactions) in OTCBB, in over-the-counter market, in negotiated transactions, through the writing of options on the Common Shares, or a combination of such methods of sale, at fixed prices which may be charged, at market prices prevailing at the time of sale, or at negotiated prices. Sales may be effected by selling Common Shares directly to purchasers or to or through broker/dealers which may act as agents or principals. Such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the sellers and/or the purchasers of Common Shares for whom such broker/dealers may act as agents or to whom they sell as principal, or both. Sellers and any broker/dealer that act in connection with the sale of Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act of any commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts and commissions under the Act.

     Sellers of the Common Stock may agree to indemnify any agent, dealer or broker/dealer that participates in transactions involving sales of Common Shares against certain liabilities, including liabilities arising under the Act. The Company will indemnify certain other persons against certain liabilities in connection with the offering of the Common Shares, including liabilities arising under the Act.

COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

     Under  Delaware   Corporation  Act  and  the  Company's
Articles of Incorporation, as amended, the Company's Officers and Directors may be indemnified against certain liabilities which they may incur in their capacities as such.

     Section 145 of the General Corporation Law of Delaware provides as follows:

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in lieu of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company's Articles of Incorporation and Bylaws provide:

Article IV of the Bylaws

Section 1.  Right to Indemnification

     Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorney's fees judgments, fines, ERISA, excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

Section 2.  Right of Claimant to Bring Suit.

     If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law of the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable stand of conduct set forth in the Delaware General Corporation Law nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.  Nonexclusivity of Rights.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.  Insurance, Contracts and Funding

     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may enter into contracts with any director or officer of the corporation furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

Section 5.   Indemnification  of Employees and Agents of the
Corporation.

     The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.


Article 11 of the Articles of Incorporation

     To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 11 shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

Position of the Commission

     Insofar as indemnification for liabilities arising under the Act may be permitted Officers, Directors and controlling persons of the Company pursuant to the forgoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "1933 Act)") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Officer, Director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Officer, Director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

OPINION OF COUNSEL

     The validity of the Common Shares offered hereby has been passed upon for the Company by Jack D. Bryant, Attorney at Law, 7404 Napier Trail, Austin, Texas 78729.


EXPERTS

     The consolidated financial statements and financial statements schedules of U. S. Technologies Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated in this Prospectus by reference to the Annual Report on Form 10-K, have been so incorporated in reliance on the report of Brown, Graham & Company, P.C. independent accountants, given on the authority of that firm as experts in accounting and auditing.


AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information concerning the Company can be inspected and copied at the offices of the Commission, 450 Fifth Street, N.W., Washington D.C., 20549. Copies of such material can be obtained from the Public

Reference Section  of the Commission at Room 1024, 450 Fifth
Street, N.W., Washington D.C., 20549, at prescribed rates.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY COMMON SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                          PART II.

    Information Required in the Registration Statement.

Item 3.   Incorporation of documents by reference.

          Included in Prospectus.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interest of Named Experts and Counsel.

          Included in Prospectus.

Item 6.   Indemnification of Directors and Officers.

          Included in Prospectus.

Item 7.   Exemption from Registration.

          Not applicable.

Item 8.   Exhibits

          (a)  Exhibits

          Exhibit No.    Document.


          5 *  Opinion of Jack D. Bryant, 7404 Napier Trail,
               Austin, Texas 78729, regarding the legality of the securities registered under this Registration Statement.

          10.1 *    1996 Stock Option Plan.

          24.1 *    Consent of counsel for the Company (set
               forth in the opinion of counsel included as
               Exhibit 5).

          24.2 *    Consent of Brown, Graham & Company P.C.,
               independent public accountants for the
               Company.

*    Filed herewith.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the
Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  U. S. TECHNOLOGIES INC.
                          FORM S-8
                       EXHIBIT INDEX

Exhibit
  No.     Description                            Page


 1.1      Articles of Incorporation of the Company

 1.2      Bylaws of the Company

 5 *      Opinion of Jack D. Bryant, 7404 Napier Trail,
          Austin, Texas 78729, regarding the legality of
          the securities registered under this Registration
          Statement.                              22

10.1 *    Nonqualifying Stock Option Plan         23

24.1 *    Consent of counsel for the Company (set forth
30
          in the opinion of counsel included as Exhibit 5 to this Registration Statement)

24.2 *    Consent of Brown, Graham & Company P.C., Certified
Public    31
          Accountants for the Company.

*    Filed herewith.

     Exhibits 1.1 and 1.2 were filed as exhibits to the Company Registration Statement on Form S-1, SEC File No. 33-
47835 and SEC File No. 33-11720. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32.:

                                             EXHIBIT 5





November 12, 1996



U. S. Technologies Inc.
1402 Industrial Blvd.
Lockhart, Texas 78644

                         RE:  Registration Statement on
                              Form S-8 (S.E.C. File No.
                              33-_____________)
                              Covering Public Offering
                              of Common Shares of U. S.
                              Technologies, Inc.

Gentlemen:

     I have acted as counsel for U. S. Technologies Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of an aggregate of 600,000 Common Shares, par value $0.02 per share, underlying options issuable to any employee, director, general partner, officer, or consultant or advisor of the Company (the "Options"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company.

     In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the
1996 Qualifying Stock Option Plan of the Company.

     Based upon the foregoing, and subject to such further examinations as I have deemed relevant and necessary, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The Options and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company, and when issued and paid for upon exercise of the Options, the Common Shares underlying the Options will constitute duly and validly issued and outstanding, fully paid and nonassessable Common Shares of the Company.

Yours truly,



Jack D. Bryant

                                                  EXHIBIT 10.1

                     U. S. TECHNOLOGY INC

                    1996 STOCK OPTION PLAN


                          ARTICLE I

                           PURPOSE

     U. S. TECHNOLOGY INC (the "Company"), is largely dependent for the successful conduct of its business on the initiative, effort and judgment of its officers and employees. This Stock Option Plan (the "Plan") is intended to provide the key employees of the Company an incentive through stock ownership in the Company and encourage them to remain in the Company's employ. Moreover, since the Incentive Stock Options and Non-Qualified Stock Options provided for in the Plan are subject to various alternative provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee (as hereinafter defined) will have considerable latitude in shaping options granted under the Plan to the particular circumstances of the optionee, thus recognizing the full incentive value of the option.

                          ARTICLE II

                        ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company or the Board, at its option, may delegate the administration of the Plan to a committee of the Board (the Board and the Committee are hereinafter collectively or alternatively referred to as the "Committee") subject to the provisions of this Article II. All members of the Committee shall be Directors of the Company and shall be selected by (and serve at the pleasure of) the Board. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to recommend to the Board the individuals within the class set forth in
Article IV to whom, and the time and price per share at which, options shall be granted, and the number of shares to be subject to each option. In making such determination, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations regulating it, to recommend to the Board the terms and provisions of the respective options (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Article II shall be final, conclusive and binding upon all optionees.

                         ARTICLE III

             AMOUNT OF STOCK AND DURATION OF PLAN

     The aggregate amount (subject to adjustment as provided in Article VIII) of stock which may be purchased pursuant to options granted under this Plan shall be 600,000 shares of the Company's Common Stock. Any option granted hereunder must be granted within ten (10) years from the date of approval of adoption of the Plan by the Board or the date on which this Plan is approved by the Company's shareholders, whichever is earlier. Shares subject to options under the Plan may, in the sole discretion of the Board, be either authorized and unissued shares or issued shares which have been acquired by the Company and are being held in its treasury. When options have been granted under the Plan and have lapsed unexercised or partially unexercised, the shares which were subject thereto may be reoptioned under the Plan.

                          ARTICLE IV

                ELIGIBILITY AND PARTICIPATION

     All officers and employees of the Company shall be eligible to receive Stock Options under the Plan.

                          ARTICLE V

               TERMS AND CONDITIONS OF OPTIONS

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement (the "Agreement"), the form of which shall have been approved by the Committee and Counsel to the Company. The Agreement shall be executed by the Company and the optionee and shall set forth the terms and conditions of the option, which terms and conditions shall include, but not by way of limitation, the following:

     1. Option Price. The option price shall be determined by the Committee, but shall not in any event be less than the greater of the (i) par value of the Company's Common Stock or
(ii) the fair market value of the Company's Stock on the date that the option is granted.

     2.   Term of  Option.   The term  of the  option shall be
selected by the Committee, but in no event shall such term exceed ten (10) years.

     3. Transferability. Options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution. During the lifetime of the optionee, options granted hereunder shall be executable only by the optionee.

     4. Termination of Employment. In the event of an optionee's termination of employment with the Company for any reason other than death, all options granted hereunder shall thereupon terminate. The Committee may, in its discretion, direct that certain Agreements contain provision permitting exercise of an option after an optionee's retirement. Upon the termination of an optionee's employment by reason of his death, such optionee's option(s) shall terminate to the extent it was not executable at the date of his death. To the extent such options were then executable by the optionee, optionee's estate or the beneficiaries thereof shall be entitled to exercise such options for a period of three (3) months from the date of his death, (unless the option(s) should sooner terminate according to its own provisions) but not thereafter. Notwithstanding the other provisions of this subparagraph 4, no option shall be exercised more than ten (10) years from the date upon which it is granted.

     5. Other Conditions. At its sole discretion, the Committee may impose other conditions upon the options granted hereunder, including, but not by way of limitation, percentage limitations upon the exercise of options granted hereunder.

     If the Plan and the shares of Common Stock reserved for options hereunder have not been registered under the Securities Act of 1933, as amended (the "Act"), the Committee shall satisfy itself that the exemption from registration afforded by Section 4(2) of the Act will be available.

                          ARTICLE VI

                   INCENTIVE STOCK OPTIONS

     The Committee and the Board, in recommending and granting stock options hereunder, shall have the discretion to determine that certain options shall be Incentive Stock Options, as defined in Section 422A of the Code and the regulations thereunder, while other options shall be Non-Qualified Stock Options. Neither the members of the Committee, the members of the Board nor the Company shall be under any obligation or incur any liability to any person by reason of the determination by the Committee or the Board whether an option granted under the Plan shall be an Incentive Stock Option or a Non-Qualified Stock Option. The provisions of this Article VI shall be applicable to all Incentive Stock Options at any time granted or outstanding under the Plan.

     All Incentive Stock Options granted or outstanding under the Plan shall be granted and held subject to and in compliance with the terms and conditions specifically set forth in Articles II, III, IV, and V hereof and, in addition, subject to and in compliance with the following further terms and conditions:

     1. The option price of all Incentive Stock Options shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock at the time the option is granted (notwithstanding any provision of Article V hereof to the contrary);

     2. No Incentive Stock Option shall be granted to any person who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of the Company. Such ownership limitation will be waived if
(i) the option price is at least one hundred ten percent (110%) of the fair market value of the Company's Common Stock at the time the option is granted; and (ii) the option by its terms must not be executable more than five (5) years from the date it is granted; and,

     3. The aggregate fair market value of all shares of Common Stock (determined at the time of the grant of the option) executable for the first time by an employee during any calendar year shall not exceed $100,000.

                         ARTICLE VII

                     EXERCISE OF OPTIONS

     Options granted hereunder may be exercised only by tendering to the Company written notice of exercise accompanied by the aggregate purchase price for the shares with respect to which the option is being exercised. No option shall be executable unless the shares issuable on the exercise thereof have been registered under the Act, or the Company shall have first received the opinion of its counsel that registration under the Act is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the option is being exercised have not been registered under the Act, the Company may require the optionee to give the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the Act is not required. Share certificates issued to the optionee upon exercise of the option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable. The purchase price of shares of Common Stock of the Company acquired upon the exercise of any Non-Qualified Stock Option or Incentive Stock Option granted under the Plan may be paid by an optionee by the payment of cash, or by the assignment to the Company of shares of the Company's Common Stock theretofore owned by the optionee having a value equal to such option price, or by any combination thereof. For purposes of the Plan, shares of Common Stock shall be deemed to have a value equal to the closing bid price for a share for the trading day upon which such value is being determined.

                         ARTICLE VIII

                         ADJUSTMENTS

     Subject to any required action by the Company's Directors and shareholders, the number of shares provided for in each outstanding option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Subject to any required action by the Company's Directors and shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of the Company's Common Stock subject to the option would have been entitled. In the event (hereinafter collectively referred to as an "Event of Sale or Liquidation") of: (a) a dissolution or liquidation of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the assets of the Company; or (d) a sale of all or substantially all of the outstanding Common Stock of the Company to on purchaser, then each outstanding option shall terminate, provided, however, that in such event, each optionee shall have the right immediately prior to any Event of Sale of Liquidation to exercise his option with respect to the full number of shares covered thereby, without regard to any installment provision contained in this Agreement. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. The aforesaid adjustment shall be made by the Committee whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article VIII, the optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class or payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any Event of Sale or Liquidation, or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any option. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                          ARTICLE IX

                 AMENDMENT OR DISCONTINUANCE

     The Board may at any time amend, rescind or terminate the Plan, as it shall deem advisable, provided, however, that no change may be made in options theretofore granted under the Plan (without the consent of the optionees) which should impair the optionee's rights. Provided, however, that no amendment to the Plan will be effective unless and until such amendment has been approved by the holders of a majority of the Company's outstanding voting stock (voting as a single class) present, or represented, and entitled to vote at a duly constituted meeting of such shareholders.

                          ARTICLE X

                     SHAREHOLDER APPROVAL

     The Plan shall be effective (the "Effective Date") when it has received the approval of a majority of the Board of Directors. However, the Plan and all options granted under the Plan shall be void if the Plan is not approved by the holders of a majority of the outstanding voting stock of the Company (voting as a single class) within twelve (12) months of the Effective Date.

                              U. S. TECHNOLOGY INC



                              BY:
                                   William Meehan, President

ATTEST:



____________________________
Secretary

               INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is made and entered into by and between U.
S.  TECHNOLOGY  INC.  (the  "Company")  and  _________________
("_________").

     WHEREAS, ________________ is a valuable and trusted employee of the Company and the Company considered it desirable and in the Company's best interests that ________________________________ be given an inducement to acquire a  propriety interest  in the  Company  and  an  added
incentive  to   advance  the   interests  of  the  Company  by
possessing an option to purchase stock of the Company in accordance with the Incentive Stock Option Plan (the "Plan") adopted by the Board of Directors (the "Board") of the Company on _____________________, 19 _____.

     NOW THEREFORE, in consideration of the promises, it is agreed by and between the parties as follows:

     1. Grant of Option. The Company hereby grants to ____________ the right, privilege, and option to purchase
_____________________ shares of the Company's Common Stock at the purchase price of $______ per share, in the manner and subject to the conditions hereinafter provided and Article VI of the "Stock Option Plan."

     2. Time of Exercise of Options. The aforesaid option may, until the termination thereof as provided in paragraph 4, be exercised in any increments, subject to Article VI(1) of the "Stock Option Plan."

     Provided that for this purpose any such previously granted option not having been exercised in full shall be deemed to remain outstanding until the expiration of the period during which under its initial term it could have been exercised.

     3. Method of Exercise. The option shall be exercise by written notice (the "Notice") from ______________________ to the Executive Committee (the "Committee") of the Board. The Notice shall specify the number of shares of stock for which the option is being exercised and by accompanied by a cashier's check for payment in full of the option price for the number of shares specified. The option shall be deemed exercised as of the time the Notice is actually received by the Company. The Company shall make immediate delivery of such shares, provided that if any law or regulation required the Company to take any action with respect to the shares specified in such Notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     4. Termination of Option. Except as otherwise provided, the option to the extent nor already exercised or expired by its own terms shall terminate upon the first to occur of the of the following dates:

     (a) Ninety days following the date on which _____________________, employment (or position as an officer or director) by the Company is terminated except if such termination is caused by reason of death or permanent and total disability.

     (b) The expiration of twelve (12) months after the date on which __________________' employment (or position as an officer or director) by the Company is terminated, if such termination is caused by ______________'s death or _____________________'s permanent and total disability.

     (c)  Midnight _____________, 199____.

     5. Adjustments. Subject to any required action by the Company's Directors and shareholders, the number of shares provided for in this option, and the price thereof, shall be adjusted proportionately upward or downward in accordance with the provisions of Article VII of the Plan.

     6. Rights prior to Exercise of Option. This option is nontransferable by ____________________ otherwise than by will or the laws of descent and distribution, and is executable during _____________________' lifetime only by
______________________.  ___________ shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to them of such shares as herein provided.

     7. Restriction of Disposition. All shares acquired by ______________________ pursuant to this Incentive Stock Option Agreement may be subject to restriction on sale, encumbrance and other dispositions pursuant to state or federal law.

     8. Notices. The addresses to which all notices required to be given hereunder shall be sent are, if to the Company:

                    U.S. Technologies Inc.
                    P.O. Box 697
                    1402 Industrial Blvd.
                    Lockhart, Texas   78644

and if to ____________________:

Either party  may change  his address by giving written notice
to the  other party  at the  indicated address.   All  notices
given  hereunder   shall  be  deemed  received  when  actually
delivered to the indicated address.

     9. Stock Option Plan. This Agreement is subject to and incorporated by reference to all the terms and conditions set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms and conditions of the Plan shall control.

     10.   Binding Effect.   This Agreement shall inure to the
benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of ___________, 199__.

                              U. S. TECHNOLOGY INC.



                              BY:
                                   William Meehan, President
ATTEST:
(Seal)



_________________________
Secretary

                                                       EXHIBIT
24.1








                       CONSENT OF COUNSEL


I HEREBY CONSENT to the inclusion of my name and references to Jack D. Bryant, Attorney at Law, beneath the caption "Opinion of Counsel" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of our opinion as Exhibit No. 5 thereto.

Dated this 11th day of November, 1996.


Yours truly,



Jack D. Bryant






























                                30

                                                  EXHIBIT 24.3









CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of U.S. Technologies Inc. on Form S-8 of our report dated April 14, 1996, on our audits of the consolidated financial statements and financial statement schedules of U.S. Technologies Inc. and Subsidiaries, as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".





                              BROWN, GRAHAM AND COMPANY P.C.




Georgetown, Texas
November 12, 1996























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                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment thereto be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of November, 1996.


                             U.S. TECHNOLOGIES INC.




                             BY:s/ John V. Allen
                                John V. Allen
                                Chairman of the Board,


     Pursuant to  the requirements of the Securities Exchange Act of 1933,  as amended,  this Registration  Statement or  Amendment
thereto  has   been  signed  by  the  following  persons  in  the
capacities and on the dates indicates.


Signature                    Title                Date



s/James Chen                Director         November 12, 1996
James Chen



s/William Meehan                             President, Director
November 12, 1996
William Meehan         Acting Controller
               Acting Principal Accounting Officer













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